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                                                                    EXHIBIT 99.2



                          FIRST FIDELITY BANCORP, INC.
                              REVOCABLE PROXY CARD

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FIDELITY BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2002 AND AT ANY ADJOURNMENT THEREOF.

        The undersigned hereby appoints the Board of Directors of First Fidelity Bancorp, Inc. (the "Company"), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated hereon, all shares of Class A Common Stock of the Company held of record by the undersigned on June 8, 2002 at the Annual Meeting of Stockholders to be held at the Company's executive offices, located at 3061 Edinger Avenue, Tustin, California 92780 on July 24, 2002, at 8:00 a.m. and any adjournment thereof.

1. PROPOSAL to adopt the Agreement and Plan of Reorganization dated as of March 19, 2002 and amended and restated on April 24, 2002 (as of March 19, 2002) by and among Hawthorne Financial Corporation, the Company, Hawthorne Savings, F.S.B., First Fidelity Investment and Loan and HF Merger Corp. (the "Merger Agreement").

[ ]     FOR
[ ]     AGAINST
[ ]     ABSTAIN

2.      The election as directors of all nominees listed
        (except as marked to the contrary below):

[ ]     FOR
[ ]     WITHHOLD
[ ]     FOR ALL EXCEPT


Nominees for the three-year term expiring in 2005: Harry F. Radcliffe, William Reimann and Charles W. Thomas

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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3.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1 AND 2 LISTED HEREON.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S CLASS A COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND FOR ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

        The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a notice of annual meeting of stockholders and a joint proxy statement/prospectus dated June 21, 2002.

Dated:                  , 2002
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                                                        Signatures

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(s) APPEAR(s) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

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        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

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